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                                                                   EXHIBIT 10.10

                                  CONFIDENTIAL

***PORTIONS OF THE EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. THE COMPLETE EXHIBIT, INCLUDING THE PORTIONS FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                JOINT RESEARCH AND DEVELOPMENT VENTURE AGREEMENT

        WHEREAS Genencor International, Inc. ("GCI"), Eastman Chemical Company ("EMN"), ElectroSynthesis Company, Inc. ("ESC"), MicroGenomics, Inc. ("MGI") and Argonne National Laboratory ("ANL") have cooperated in the preparation of a Proposal related to continuous biocatalytic systems for the production of chemicals from renewable resources and submitted that Proposal under the Advanced Technology Program of the National Institute of Standards and Technology;

        WHEREAS GCI, EMN, ESC, MGI and ANL desire to work together in a Joint Research and Development Venture in the production of chemicals using biocatalytic systems (the Field);

        NOW THEREFORE, the Parties agree as follows:

                             ARTICLE I: DEFINITIONS

        1.1 "Commercialization Partnership" shall mean the partnership, collaboration or other form of cooperation by and between GCI and EMN formed for the commercialization of products within the Field. A separate agreement independent of this Agreement shall be negotiated between GCI and EMN which shall include the terms and conditions controlling the rights, obligations and operation of the Commercialization Partnership.

        1.2 "Inventions" shall mean any inventions, patentable or otherwise, which arise out of the Proposal and which are first conceived and/or reduced to practice during the term of and subsequent to the Effective Date of the Joint Research and Development Venture Agreement and in the six (6) month period subsequent to the termination of this Agreement or the termination of the participation of any Party hereto as provided in Article IX, including any patent application, patent (foreign or domestic) or other intellectual property rights relating to Inventions.

        1.3 "Joint Research and Development Venture" shall mean the collaboration among GCI, EMN, ESC, MGI and ANL with the objective to carry out the Proposal, such collaboration to be controlled by the conditions, rights, obligations and duties created under this Joint Research and Development Venture Agreement.

        1.4 "Proposal" shall mean the research and development plan outlined in the proposal prepared by GCI, EMN, ESC, MGI and ANL for the Continuous Biocatalytic Systems for the Production of Chemicals from Renewable Resources submitted under the Advanced Technology Program of the National Institute of Standards and Technology, a copy of which is attached hereto and incorporated herein, which Proposal shall be subject to amendment from time to time.

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        1.5 "Effective Date" shall mean the date when funding from the ATP-NIST is initiated.

         1.6 "Inventing Party" shall be any sole or joint inventors of an Invention, such inventorship to be determined under the standards prescribed by the U.S. patent laws.

        1.7 "Party" shall mean anyone of the entities recited in the preamble referred to individually and collectively referred to as "Parties."

                 ARTICLE II: OWNERSHIP OF INTELLECTUAL PROPERTY

        2.1 Inventions shall be owned by the Inventing Party who shall grant an exclusive license to Commercialization Partnership to make, have made, use, import, sublicense and sell products, compositions and/or processes encompassed by such Inventions. The terms and conditions of the exclusive license granted as per this Section 2.1 shall be agreed to pursuant to a license agreement to be negotiated in good faith by the owner(s) of the Invention and the Commercialization Partnership, which license agreement shall include provisions related to reasonable royalty and/or other compensation to be paid by Commercialization Partnership to the owner(s) of the Invention and further provided that the license granted in this Section 2.1 shall be subject to the limitations delineated in Sections 2.2, 2.3, 2.4 and 2.7.

        2.2 To the extent that any Inventions relate to *** (GCI Licensed Products), Commercialization Partnership shall grant to GCI an exclusive sublicense to practice such Inventions to make, have made, use, import, sublicense and sell GCI Licensed Products subject to a reasonable royalty and/or other compensation to be paid by GCI in accordance with the terms of the agreement controlling the Commercialization Partnership. The Commercialization Partnership shall, pursuant to Section 2.1, pass through a proportionate amount of such consideration paid by GCI to the applicable Inventing Parties. The exclusive sublicense granted to GCI with respect to use of Inventions to make, have made, use, import, sublicense and sell GCI Licensed Products shall not prevent the Commercialization Partnership from practicing any such Inventions relating to industrial enzymes to commercialize products, compositions and/or processes within the Field. Furthermore, to the extent EMN requires a sublicense to any Invention relating to industrial enzymes for the sole purpose of the commercialization of an EMN Licensed Product, GCI hereby grants EMN a non-exclusive license for such limited purpose.

         2.3 To the extent that any Inventions relate to products produced and sold or offered for sale by EMN and the production of such products, as of the Effective Date as listed on Exhibit A to be agreed to by the Parties and attached to and incorporated herein (EMN Licensed Products), Commercialization Partnership shall grant to EMN an exclusive Sublicense to practice such Inventions to make, have made, use, import, sublicense and sell EMN Licensed Products subject to a reasonable royalty and/or other compensation to be paid by EMN in accordance with the terms of the agreement controlling the Commercialization Partnership. The Commercialization Partnership shall, pursuant to Section 2.1, pass through a proportionate amount of such consideration paid by EMN to the applicable Inventing Parties. The exclusive sublicense granted to EMN with respect to use of Inventions to make, have made, use, import,

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sublicense and sell EMN Licensed Products shall not prevent the
Commercialization Partnership from practicing any such Inventions to commercialize products, compositions and/or processes within the Field.

        2.4 Commercialization Partnership shall grant to each of ESC and/or MGI an exclusive sublicense to practice their respective Inventions, if any, outside the Field to which Inventions each was an Inventing Party, and subject to the rights granted in Sections 2.2 and 2.3. Such sublicense to ESC and/or MGI shall include the right to make, have made, use, import, sell and sublicense products, compositions and/or processes outside the Field with no reservation in the Commercialization Partnership to practice such ESC and/or MGI owned Inventions. The terms and conditions of any sublicense to ESC or MGI pursuant to this
Section 2.4 shall be negotiated in good faith with the Commercialization Partnership, and such terms and conditions shall include provisions related to reasonable royalty and/or other compensation to be paid to Commercialization Partnership.

        2.5 All reasonable costs associated with the filing, prosecution and maintenance of any patent applications or patents covering Inventions shall be carried by the Party owning such Inventions subject to further negotiations with Commercialization Partnership. At a minimum each Party shall if they make an Invention, file a priority application on such Invention in the United States if a patent is to be pursued at all on such Invention. If the Party owning such Inventions does not file patent applications on its behalf in a particular country other than the United States and Commercialization Partnership has an interest in so filing an application therein, Commercialization Partnership shall have the right to file on behalf of the Inventing Party, at the Commercialization Partnerships' expense, those patent applications. In any event, the Parties shall cooperate in the preparation and filing of any patent applications, including sharing copies of such intended filings.

        2.6 The right to practice Inventions made pursuant to the provisions of and during the term of the NIST Cooperative Agreement shall be held subject to a reservation of rights by the United States Government of a non-exclusive, nontransferable, irrevocable paid-up license to practice or have practiced for or on behalf of the United States any such Invention, with the understanding that the exercise of such license shall not allow public disclosure of proprietary information related to the licensed Invention.

        2.7 Ownership of ANL Inventions shall vest in one or both of GCI or EMN pursuant to the terms of the ANL Work for Others Agreement WFO No. 95090. Any such Inventions of ANL shall be exclusively licensed to the Commercialization Partnership by GCI and/or EMN pursuant to Section 2.1 hereof.

                      ARTICLE III: PRECEDENCE OF AGREEMENTS

        3.1 In the event that a conflict occurs between the terms and conditions of the Joint Research and Development Venture Agreement and the NIST Cooperative Agreement, the NIST Cooperative Agreement shall take precedence.

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                         ARTICLE IV: DISPUTE RESOLUTION

        4.1 Any controversy or claim arising out of or relating to the Joint Research and Development Venture including any dispute relating to patent ownership, validity or infringement arising during the operation of the Joint Research and Development Venture shall be settled by arbitration in accordance with the Rules of the American Arbitration Association before a Board of Arbitrators numbering three persons, and judgment upon the award rendered by the Arbitrator(s) may be entered in any Court having jurisdiction thereof. The decision of any such arbitration shall take place in and be based on the laws of New York.

                       ARTICLE V: CONFIDENTIAL INFORMATION

        5.1 Confidential Information shall mean (a) technical and business information of GCI, EMN, ESC, MGI and/or ANL related to the production of chemicals using biocatalytic systems which may or may not have been patented or constitute the basis of patentable inventions, but which the disclosing Party nevertheless considers to be proprietary data (trade secrets and privileged commercial or financial information) and wishes to protect, and (b) technical and business information developed by GCI, EMN, ESC and/or MGI during the course of the Joint Research and Development Venture.

        5.2 The only obligations of the receiving Party hereto with respect to Confidential Information are: (a) to use it only for purposes of carrying out the undertakings of the Joint Research and Development Venture and/or the Commercialization Partnership in accordance with this Joint Research and Development Venture Agreement; (b) to protect it from disclosure to other Parties not Parties to the Joint Research and Development Venture in the same manner it protects is own information of a similar nature and to disclose it to such Parties only with the prior written permission of the disclosing Party; and
(c) to restrict Confidential Information to employees of the receiving Party who need it for the purpose of the effecting performance of the Joint Research and Development Venture Agreement and/or Commercialization Partnership.

        5.3 The receiving Party shall be obligated to protect any Confidential Information disclosed under the Joint Research and Development Venture Agreement. Such Confidential Information must be disclosed in writing and marked confidential if practicable, or, if disclosed otherwise, identified at the time of disclosure as confidential and confirmed as such in writing within thirty
(30) days thereof.

        5.4 Confidential Information shall not include any information which:
(a) the receiving Party's written records prove was in the receiving Party's possession under no obligation of secrecy at the time of its disclosure; (b) is or becomes known to the public generally through no fault or other action by the receiving Party; (c) is furnished on a nonconfidential basis to the receiving Party by another Party having a bona fide right to disclose the information on a nonconfidential basis; or (d) the receiving Party's written records show was developed independently of Confidential Information.

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        5.5 Confidential Information developed during the course of the Joint
Research and Development Venture may be disclosed to third parties only pursuant to the prior written consent of the Steering Council.

        5.6 Confidential Information shall be subject to the limitations expressed herein for a period of seven (7) years from the early termination or expiration of this Agreement whichever occurs first.

        5.7 The handling of ANL generated data will be in accordance with the ANL Work for Others Agreement WFO No. 95090.

                           ARTICLE VI: MANAGEMENT PLAN

        6.1 GCI, EMN, ESC, MGI and ANL agree to work together to accomplish the objectives of the Proposal through the creation of the Joint Research and Development Venture. GCI, EMN, ESC, MGI and ANL further agree to act in good faith in carrying out each of their tasks as outlined in the Proposal, or as modified in a mutually agreed upon manner thereafter, during the term of the NIST Cooperative Agreement.

        6.2 The Joint Research and Development Venture shall be managed through a Steering Council which has the authority to review R&D progress, and to review, modify and update the technology plan set forth in the Proposal. The membership of the Steering Council shall comprise two co-chairpersons, one selected from GCI and one selected from EMN, and one additional representative selected from each ESC, MGI and ANL. The members of the Steering Council shall be selected at the discretion of the Party which the member represents and may be replaced at any time by the selecting Party. The day to day management of the project shall be by a team of site project leaders reporting to a project team coordinator selected by the Steering Council.

        6.3 The Administrator for the Joint Research and Development Venture charged with the administration of funds and for coordinating compliance with legal and regulatory requirements, including the NIST Cooperative Agreement, shall be GCI. For the purposes of this Agreement, the Administrator shall act pursuant to the directives of the Steering Council.

          ARTICLE VII: LIMITATION ON APPLICABILITY OF PROVISIONS TO ANL

        7.1 With respect to Articles II, IV, IX and Section 1.2 such shall be applicable to ANL to the extent they are consistent with contract
W-31-109-ENG-38 between ANL and the U.S. Government and U.S. Government rights under said contract.

                         ARTICLE VIII: POWER OF ATTORNEY

        8.1 By signing this Agreement, each Party grants to Administrator a Power of Attorney for the sole purpose of binding Participant to the terms and conditions of the NIST Cooperative Agreement.

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                         ARTICLE IX: TERMINATION RIGHTS

        9.1 The term of this Agreement is five years from the Effective Date or, as mutually agreed upon, at the cessation of ATP-NIST funding for the Proposal.

        9.2 Any Party hereto is entitled to terminate its participation in the Joint Research and Development Venture at any time, provided that such Party has given written notice to the Steering Council 90 days prior to such termination.

        9.3 The Steering Council may determine, in its sole discretion, that a Party is no longer necessary for the continued progress of the Joint Research and Development Venture by providing to such Party 90 days' prior written notice of termination. Upon termination of a Party pursuant to this Section 9.3, that Party's participation in the Joint Research and Development Venture shall cease subject to Section 9.6 below and the Joint Research and Development Venture shall continue with the remaining Parties.

        9.4 In the event of termination of ATP-NIST funding for the Proposal, no Party shall be under any obligation to provide funds to any other Party in replacement of such terminated funding nor subject to any liability to any other Party for injury or loss caused by the termination of such funding.

        9.5 Rights and obligations pursuant to Article V shall survive any action under Sections 9.1, 9.2, 9.3 or 9.4.

        9.6 Termination of or by a Party pursuant to this Article shall not abridge the rights of any Party under Article II hereof. A terminated Party shall have an affirmative obligation to: report to the Steering Council any Inventions which were made by such terminating Party and which are subject to this Agreement within 60 days from the date of termination or the date that such Invention was made, whichever occurs later; take necessary actions to obtain patents on such Inventions; and grant the licenses set forth in Article II hereof.

IN WITNESS WHEREOF, Genencor International, Inc., Eastman Chemical Company, ElectroSynthesis Company, Inc., MicroGenomics, Inc. and Argonne National Laboratory have executed this Agreement on the date written below.

Signed for and on behalf of

GENENCOR INTERNATIONAL, INC.


By: /s/ STUART L. MELTON
   ----------------------------
Title:  Senior Vice President
      -------------------------
Date:   September 14, 1995
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Signed for and on behalf of

EASTMAN CHEMICAL COMPANY


By: /s/ G.E. MC GRAW
   ---------------------------------
Title:  Vice President, New Business
      ------------------------------
Date:   9/13/95
     -------------------------------


Signed for and on behalf of

ELECTROSYNTHESIS COMPANY, INC.

By: /s/ NORMAN L. WEINBERG
   ---------------------------------
Title:  President
      ------------------------------
Date:   September 13, 1995
     -------------------------------


Signed for and on behalf of

ARGONNE NATIONAL LABORATORY

By: /s/ BARRY R. MILLER
   ---------------------------------
Title:  Procurement Services Manager
      ------------------------------
Date:   9/13/95
     -------------------------------


Signed for and on behalf of

MICROGENOMICS, INC.

By: /s/ WAYNE W. PAMBIANCHI
   ---------------------------------
Title:  Vice President,
        Business Development
      ------------------------------
Date:   September 13, 1995
     -------------------------------

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